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                                                                   EXHIBIT 10.37

                     SECOND AMENDED AND RESTATED CONVERTIBLE
                                 DEBT AGREEMENT

         THIS SECOND AMENDED AND RESTATED CONVERTIBLE DEBT AGREEMENT dated as of December 28, 1998 (this "AGREEMENT") is between Genzyme Transgenics Corporation, a Massachusetts corporation ("GTC"), and Genzyme Corporation, a Massachusetts corporation ("GENZYME").

                                    RECITALS:

         A. Genzyme and GTC entered into an Amended and Restated Convertible Debt Agreement dated as of September 4, 1997 (as amended, the "PRIOR AGREEMENT") whereby Genzyme provided (i) a revolving line of credit to GTC in exchange for securities of GTC.

         B. Genzyme and GTC desire to amend certain terms and conditions relating to the revolving credit facility provided by Genzyme to GTC in connection with the establishment of a new credit facility for GTC with Fleet National Bank (the "BANK").

         C. The Prior Agreement shall be superseded and replaced in its entirety by the terms of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, GTC and Genzyme agree as follows:


                           ARTICLE 1. REVOLVING CREDIT

         1.1. LINE OF CREDIT. Subject to the terms and conditions set forth herein, Genzyme shall make loans to GTC (the "REVOLVING CREDIT LOANS") from time to time during the Revolving Credit Availability Period (but not more often than twice in any month) in U.S. Dollars in immediately available funds in the aggregate principal amount not exceeding the Revolving Credit Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, GTC may borrow, prepay and reborrow the Revolving Credit Loans.

         1.2.     THE NOTE.

         (a) The Revolving Credit Loans shall be evidenced by an amended and restated promissory note (the "REVOLVING CREDIT NOTE") made by GTC and payable to the order of Genzyme, substantially in the form of EXHIBIT A annexed hereto, in the principal amount equal to the initial Revolving Credit Commitment with a final maturity of the Revolving Credit Maturity Date. The Revolving Credit Note shall be dated on or before the date of the first Revolving Credit Loan and shall have the blanks therein appropriately completed.

         (b) Genzyme shall maintain records in which it shall record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become


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due and payable from GTC hereunder and (iii) the amount of any sum received by
Genzyme hereunder.

         (c) The entries made in the records maintained pursuant to paragraph (b) of this Section 1.2 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of Genzyme to maintain such account or any error therein shall not in any manner affect the obligation of GTC to repay the Loans in accordance with the terms of this Agreement.

         1.3. USE OF PROCEEDS. GTC shall use all proceeds of the Revolving Credit Loans to fund its current operations.

         1.4.     REQUESTS FOR REVOLVING CREDIT LOANS.

         (a) To request a Revolving Credit Loan, GTC shall notify Genzyme of such request by a written loan request signed by GTC and received by Genzyme not later than 11:00 a.m., Boston, Massachusetts time, two (2) Business Days before the date of the proposed Borrowing.

         (b) Each such written loan request shall specify the following information:

                  (i) the aggregate amount requested, which shall not be less than $100,000;

                  (ii) the requested date of such Revolving Credit Loan, which shall be a Business Day; and

                  (iii) the location and number of GTC's account to which funds are to be disbursed.

Each loan request shall constitute a certification that the representations and warranties contained herein were true and correct when made and are true and correct as of the date of such Revolving Credit Loan and that no Default or Event of Default has occurred and is continuing.

         1.5.     TERMINATION AND REDUCTION OF COMMITMENT.

         (a) Unless previously terminated, the Revolving Credit Commitment shall terminate at the close of business on the Revolving Credit Maturity Date.

         (b) GTC may, at its option, at any time terminate, or from time to time reduce, the Revolving Credit Commitment.

         (c) Any conversion of the outstanding principal amount of any Revolving Credit Loans pursuant to Section 1.7 shall reduce the Revolving Credit Commitment to the extent of such converted principal amount.

         (d) GTC shall notify Genzyme of any election to terminate or reduce the Revolving Credit Commitment under paragraph (b) of this Section 1.5 at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Each notice delivered by GTC pursuant to this Section 1.5 shall be irrevocable;


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provided that a notice of termination of Revolving Credit Commitment delivered by GTC may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by GTC (by notice to Genzyme on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of Revolving Credit Commitment shall be permanent.

         1.6.     REPAYMENT OF LOANS.

         (a) GTC hereby unconditionally promises to pay to Genzyme the then unpaid principal amount of the Revolving Credit Loans on the Revolving Credit Maturity Date. In addition, if following any reduction in the Revolving Credit Commitment the aggregate principal amount of the Revolving Credit Loans shall exceed the aggregate Revolving Credit Commitment, GTC shall immediately pay the Revolving Credit Loans in an aggregate amount equal to such excess; provided that any prepayments on account of reductions in the Revolving Credit Commitment pursuant to Section 1.11 shall be made in accordance with Section 1.11(b)(iv).

         (b) Conversions pursuant to Section 1.7 of outstanding principal amounts shall be deemed to be repayments as of the date of such conversion.

         1.7.     CONVERSION TO GTC COMMON STOCK.

         (a) GENZYME'S OPTION. All or part of any outstanding Loans and accrued interest thereon, or any portion thereof, may, at Genzyme's option, be converted at any time into shares of GTC's common stock, par value $.01 per share (the "GTC COMMON STOCK"), at a conversion price equal to the average closing price of GTC Common Stock over the 20 Trading Day period ending two (2) Trading Days prior to the date of conversion (the "CONVERSION PRICE").

         (b) GTC'S OPTION. Outstanding Loans and accrued interest thereon, or any portion thereof, may, at the option of GTC, be converted at the Conversion Price once each fiscal quarter into GTC Common Stock; provided, however, such GTC conversion right may be exercised only to the extent necessary, in the reasonable judgment of GTC, to maintain GTC's tangible net worth as determined at the end of such fiscal quarter at the minimum amount required for continued listing on the NASDAQ National Market.

         (c) REGISTRATION RIGHTS. The shares of GTC Common Stock issuable upon conversion shall be entitled to same registration rights as are applicable to the other shares of Common Stock held by Genzyme, which rights are set forth in Section 8 of the Series A Convertible Preferred Stock Purchase Agreement dated May 1, 1993 between GTC and Genzyme.

         1.8.     TERM LOAN.

         (a) MAKING THE TERM LOAN. Subject to Section 1.8(c), Genzyme agrees that, subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties and covenants contained herein and provided no Default or Event of Default has occurred, at GTC's option, Genzyme shall make a term loan (the "TERM LOAN" and with the Revolving Credit Loans, collectively the "LOANS") to GTC for the purpose of repaying all outstanding principal of the Revolving Credit Loans, on the Revolving Credit Maturity Date


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which Term Loan shall be in a principal amount equal to the outstanding balance of the Revolving Credit Loans on the Revolving Credit Maturity Date, or in such lesser amount as is specified in writing by GTC to Genzyme at least two (2) Business Days prior to the Revolving Credit Maturity Date. Any portion of the Revolving Credit Loans not repaid by the making of the Term Loan shall be due and payable in full, along with all accrued interest thereon, on the Revolving Credit Maturity Date. Genzyme shall make the Term Loan hereunder on the Revolving Credit Maturity Date by crediting the amount thereof to the payment of the Revolving Credit Note.

         (b) TERM NOTE: REPAYMENT TERMS. The Term Loan shall be evidenced by a note (the "TERM NOTE"), substantially in the form of EXHIBIT B annexed hereto, payable to the order of Genzyme, duly executed on behalf of GTC, dated the Revolving Credit Maturity Date. The Term Loan shall be payable in 12 installments consisting of 11 equal consecutive installments of principal, each installment in an amount sufficient to fully amortize the original principal amount of the Term Loan assuming quarterly principal payments over a seven-year period, payable on each Payment Date together with interest payable in accordance with Section 1.9(c) PLUS one final installment on the Term Loan Maturity Date which shall include all unpaid principal, accrued interest and any and all other amounts due and payable under the Term Note or hereunder.

         (c) CONDITIONS INCLUDE ADDITIONAL COVENANTS. The commitment of Genzyme to provide the Term Loan is subject to the agreement of GTC to certain additional covenants in form and substance satisfactory to both Genzyme and GTC, regarding the financial performance of GTC which covenants shall include covenants establishing the minimum liquidity of GTC and its Subsidiaries.

         1.9.     INTEREST RATE.

         (a)      Unless and until converted to GTC Common Stock pursuant to
Section 1.7, each Loan shall bear interest at a rate per annum equal to the Interest Rate.

         (b) Notwithstanding the foregoing, (i) in the event that an Event of Default shall have occurred under Section 4.1(a), all amounts which are not paid when due shall bear interest beginning on the date such amounts were originally due until paid in full at the Post-Default Rate and (ii) during the period when any other Event of Default shall have occurred the principal of all Loans hereunder shall bear interest, after as well as before judgment, at the Post-Default Rate beginning on the date such Event of Default occurred until such Event of Default is cured, in each case to the extent permitted by law.

         (c) Accrued interest on each Loan shall be payable in arrears on each Payment Date; provided that (i) interest accrued at the Post-Default Rate shall be payable on demand, (ii) in the event of any repayment or prepayment in full of any Term Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) all accrued interest on Revolving Credit Loans shall be payable upon the Revolving Credit Maturity Date or the earlier termination of the Revolving Credit Commitment.


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         (d) All interest hereunder shall be computed on the basis of a year of
360 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

         1.10.    PAYMENTS GENERALLY.

         (a) GTC shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or otherwise) prior to 12:00 noon, Boston, Massachusetts time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in Genzyme's discretion be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to Genzyme at its principal offices or at such of its other offices in Cambridge, Massachusetts as shall be notified to the relevant parties from time to time. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in U.S. dollars.

         (b) If at any time insufficient funds are received by and available to Genzyme to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder and (ii) second, to pay principal and then due hereunder.

         1.11.    PREPAYMENT OF LOANS.

         (a) OPTIONAL PREPAYMENTS. GTC shall have the right at any time and from time to time to prepay the Loans in whole or in part. Each prepayment of the Term Loan shall be applied in inverse order of maturity.

         (b) MANDATORY PREPAYMENTS. GTC shall make prepayments of the Loans hereunder (and reduce the Revolving Credit Commitment hereunder) as follows:

                  (i) EQUITY ISSUANCE. GTC agrees, on or prior to the closing of any Equity Issuance by GTC or any of its Subsidiaries, to deliver to Genzyme a statement certified by the chief financial officer of GTC, in form and detail reasonably satisfactory to Genzyme, of the estimated amount of the Net Cash Payments of such sale of securities that will (on the date of such sale of securities) be received by GTC or any of its Subsidiaries in cash.

                  (ii) SALE OF ASSETS. GTC agrees, on or prior to the occurrence of any Disposition by GTC or any of its Subsidiaries, to deliver to Genzyme a statement certified by the chief financial officer of GTC, in form and detail reasonably satisfactory to Genzyme, of the estimated amount of the Net Cash Payments of such Disposition that will be received by GTC or any of its Subsidiaries in cash on the date of such Disposition plus the amount, if any expected to be received thereafter.

                  (iii) PAYMENT AND REDUCTION. The Revolving Credit Commitment hereunder shall be reduced on the date of such receipt of Net Cash Payments from any Equity


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         Issuance or Disposition, or the Term Loan shall be prepaid, in an aggregate amount equal to:

                           (1) until the aggregate Net Cash Payments of all Dispositions and Equity Issuances from and after the date hereof equal or exceed $20,000,000, no reduction of the Revolving Credit Commitment or prepayment of the Term Loan is required from the proceeds of Dispositions and Equity Issuances;

                           (2) when the aggregate Net Cash Payments of all Dispositions and Equity Issuances from and after the date hereof are cumulatively equal to or greater than $20,000,000 but less than $40,000,000, the Revolving Credit Commitment shall be reduced by, or the Term Loan shall be prepaid in an amount equal to, $4,000,000; and

                           (3) when the aggregate Net Cash Payments of all Dispositions and Equity Issuances from and after the date hereof are cumulatively greater than $40,000,000, all Loans shall be repaid in full and the Revolving Credit Commitment shall terminate, and

         GTC shall make prepayments of Revolving Credit Loans to the extent required by Section 1.6(a). Prepayments of Loans and reductions of the Revolving Credit Commitment shall be effected in each case in the manner and to the extent specified in paragraph (iv) of this Section 1.11(b).

                  (iv) APPLICATION. Upon the occurrence of any of the events described in paragraphs (i) or (ii) of this Section 1.11(b), (1) the Revolving Credit Commitment shall be reduced as provided in paragraph
         (iii) above and (2) GTC shall prepay (A) the Revolving Credit Loans to the extent that the aggregate principal amount of such Revolving Credit Loans exceeds the Revolving Credit Commitment as adjusted or in full if required paragraph (ii)(3) above or (B) the Term Loan as provided in such paragraphs and, in each case, the amount of the required prepayment shall be applied to the prepayment of the Loans on the ninetieth day after the date on which such Net Cash Proceeds are received by GTC satisfying such conditions. Each prepayment of any Term Loan shall be applied to the installments thereof in the inverse order of maturity.

                  (iv) PREPAYMENTS ACCOMPANIED BY INTEREST. Prepayments shall be accompanied by accrued interest to the extent required by
         Section 1.9.

         1.12.    FEES.

         (a) GTC agrees to pay to Genzyme a commitment fee, which shall accrue at a rate equal to 0.125% on the daily average unused amount of the respective Revolving Credit Commitment during the period from and including the date hereof to but excluding the date on which such Revolving Credit Commitment terminates. Accrued commitment fees shall be payable in arrears on each Payment Date and, in respect of any Revolving Credit Commitment, on the date such Revolving Credit Commitment terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360


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days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

         (b) The fee payable under Section 1.12(a) may be paid by GTC in cash or by issuance to Genzyme of warrants with a term of five (5) years for the purchase of GTC Common Stock. The exercise price of each such warrant shall be equal to the closing price of GTC Common Stock on the Trading Day immediately preceding the date on which such warrant is issued as reported by the NASDAQ National Market or such other principal securities exchange or market on which GTC Common Stock is then traded. The number of shares of GTC Common Stock subject to each such warrant shall be determined using the Black-Scholes valuation method and using the per share exercise price of the warrant as the value per share of GTC Common Stock for purposes of such calculation, and Coopers & Lybrand L.L.P. (or such other independent accounting firm mutually agreeable to Genzyme and GTC) shall perform such calculation.

         1.13. SUBORDINATION. Genzyme has executed a Guaranty dated as of the date (the "GUARANTY") hereof in favor of the Bank. Pursuant to Section 7 of the Guaranty the obligations of GTC to repay amounts accrued hereunder to Genzyme are subordinated to GTC's obligations to the Bank.

         1.14. SECURITY. The obligations of GTC hereunder are secured by that certain Amended and Restated Security Agreement dated as of the date hereof (the "Security Agreement') between Genzyme, GTC and certain subsidiaries of GTC, a Mortgage and Security Agreement dated as of June 30, 1995 as amended by the First Amendment to Mortgage and Security Agreement dated as of December 15, 1995, and the Second Amendment to Mortgage and Security Agreement dated as of the date hereof between Genzyme, as mortgagee, and GTC as mortgagor (collectively with the Security Agreement, the "COLLATERAL DOCUMENTS"). GTC's obligations hereunder are guaranteed by certain of its subsidiaries pursuant to that certain Amended and Restated Reimbursement Agreement dated as of the date hereof among Genzyme, GTC and certain of GTC's subsidiaries named therein.


                    ARTICLE 2. REPRESENTATIONS AND WARRANTIES

         2.1. REPRESENTATIONS, WARRANTIES AND COVENANTS OF GTC. GTC represents, warrants and covenants to Genzyme as follows:

         (a) GTC is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts with corporate powers adequate for executing, delivering and performing its obligations under this Agreement and the Notes.

         (b) The execution, delivery and performance of this Agreement, the Notes and any other documents delivered or to be delivered to Genzyme have been duly authorized by all necessary corporate action on the part of GTC and this Agreement, the Notes and all other necessary documents have been duly executed and delivered and, as executed, constitute the valid and binding obligations of GTC, enforceable against GTC in accordance with their respective terms.


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         (c)      The execution, delivery and performance of this Agreement, the
Notes and any other documents delivered or to be delivered to Genzyme do not and will not conflict with or contravene any provision of the charter documents or by-laws of GTC or any agreement, document, instrument, indenture or other obligation of GTC, nor does it or will it result in a violation of or default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination, award, indenture, agreement, lease or instrument now in effect having applicability to GTC, or to any of its properties, nor does it or will it result in any encumbrance on GTC or any of its properties, nor does it or will it require any governmental or third party consents. As of the date hereof, GTC is not in default under any provision under the Prior Agreement.

         (d) The financial statements of GTC as at December 31, 1997 and for the period then ended included in its filings under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), fairly present the financial condition of GTC as of the dates thereof and its results of operations for the periods then ended and have been prepared in accordance with generally accepted accounting principles consistently applied.

         (e) There is no litigation or proceeding pending before any court or governmental or administrative agency or, to the knowledge of GTC, threatened, or any basis therefor, that is required to be disclosed in GTC's periodic filings under the Exchange Act and that has not been so disclosed.

         (f) Since December 31, 1997, there has been no material adverse change in the business, prospects, financial condition or operations of the GTC.

         (g) The issuance and delivery to Genzyme of the shares of GTC Common Stock issuable upon conversion of any amounts payable to Genzyme hereunder in accordance with this Agreement have been duly authorized by all necessary corporate action on the part of GTC. Said shares when so issued and delivered in accordance with the provisions of this Agreement will be duly and validly issued, fully paid and non-assessable.

         2.2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF GENZYME. Genzyme represents, warrants and covenants to GTC as follows:

         (a) Genzyme is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts with corporate powers adequate for executing, delivering and performing its obligations under this Agreement.

         (b) This Agreement has been executed in the name and on behalf of Genzyme by a duly elected officer of Genzyme, and the execution, delivery and performance of this Agreement by Genzyme are subject to the ratification and confirmation of this Agreement by Genzyme's Board of Directors. Genzyme shall use its reasonable best efforts to obtain the aforementioned ratification and confirmation as soon as practicable after the date hereof.

         (c) The execution, delivery and performance of this Agreement do not and will not conflict with or contravene any provision of the charter documents or by-laws of Genzyme or any agreement, document, instrument or other obligation of Genzyme.


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         (d)      Genzyme is acquiring the Notes and the GTC Common Stock
issuable upon conversion thereof (the "CONVERSION SHARES") for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and Genzyme has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

         (e) As the holder of approximately 41% of the outstanding GTC Common Stock, Genzyme is familiar with GTC, its business and its personnel. The officers of GTC have made available to Genzyme any and all information which it has requested and have answered to Genzyme's satisfaction all inquiries made by Genzyme. Genzyme has such knowledge and experience as is necessary to properly evaluate the risks and merits of an investment in GTC.

         (f) Genzyme acknowledges that the Notes and the Conversion Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or (ii) GTC first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to GTC, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act, and that the Revolving Credit Note and the certificates representing the Conversion Shares shall bear an appropriate legend to that effect.


                              ARTICLE 3. COVENANTS

         3.1. COVENANTS OF GTC. On and after the date hereof and so long as the Revolving Credit Commitment is outstanding and until all of the Loans and all other amounts due hereunder from GTC to Genzyme shall have been paid in full, GTC shall comply with the covenants set forth in Section 3.2 hereof as well as the affirmative and negative covenants set forth in Articles 5 and 6 of the Credit Agreement dated as of the date hereof between GTC and the Bank, as amended (the "CREDIT AGREEMENT"), which covenants are hereby incorporated by reference as if set forth herein in full, as such covenants may from time to time be amended by the parties to the Credit Agreement or waived by the Bank; provided that for purposes of this Section 3.1 and the covenants so incorporated, "Borrower" shall mean GTC, "Lender" shall mean Genzyme and "Agreement" shall mean this Agreement; provided further that the "Compliance Certificate" (as defined in the Credit Agreement) required to be delivered to Genzyme by GTC pursuant to this Section 3.1 as required by Section 5.1(c) of the Credit Agreement shall include a computation demonstrating the amount of Unfunded R&D and compliance with the covenants set forth in Section 3.2. All other terms incorporated and not otherwise defined in this Section 3.1 shall have the meanings set forth in the Credit Agreement. Such covenants shall be deemed to survive with respect to the parties hereto notwithstanding the earlier termination of the Credit Agreement.

         3.2. ADDITIONAL FINANCIAL COVENANTS OF GTC. GTC agrees that, so long as the Revolving Credit Commitment and until all of the Loans and all other amounts due hereunder from GTC to Genzyme shall have been paid in full:

         (a)      for each of (i) the fiscal quarter ending on March 31, 1999,
(ii) the two fiscal quarters ending on June 30, 1999, and (iii) the three fiscal quarters ending on September 30,


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1999, GTC will not permit its Consolidated EBITDA for any such period as at the last day of such period to exceed a loss of $5,000,000;

         (b) for the four fiscal quarters ending on December 31, 1999, GTC will not permit its Consolidated EBITDA as at the last day of such period to exceed a loss of $2,000,000; and

         (c) commencing with the fiscal quarter ending on March 31, 2000, GTC will not, as at the last day of each fiscal quarter, permit its Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending or most recently ended prior to such date to be less than zero.


                          ARTICLE 4. EVENTS OF DEFAULT

         4.1. EVENTS OF DEFAULT. Each of the events set forth below shall constitute an "EVENT OF DEFAULT":

         (a) A payment of principal and/or interest on any Loan is not made within five (5) days after the date due;

         (b) A representation or warranty of GTC in this Agreement shall prove to have been incorrect when made or deemed made in any material respect;

         (c) GTC shall be in default under any provision of this Agreement and shall fail to remedy such default within 20 days of receiving written notice thereof from Genzyme;

         (d) Any bankruptcy, receivership, insolvency or reorganization proceedings shall be instituted by GTC or any such proceedings shall be instituted against GTC and not dismissed within 60 days or GTC shall make an assignment for the benefit of creditors or consent to the appointment of a receiver; or

         (e) GTC shall fail to make any payment in excess of $10,000 in respect of Indebtedness for money borrowed by GTC when such payment is due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) or shall fail to perform or observe any provision of any agreement or instrument relating to such Indebtedness, which failure has resulted in the acceleration of such Indebtedness by the holder thereof.

         4.2. REMEDIES. Following the occurrence and during the continuance of any Event of Default, Genzyme may (i) decline to make any or all further Loans (including conversion to the Term Loan in accordance with Section 1.8) and
(ii) by written notice to GTC, declare the entire unpaid principal of the Loans, accrued interest and other amounts payable hereunder to be due and payable without further demand, presentment, protest or further notice of any kind, all of which are hereby waived by GTC; provided, however, that upon the occurrence of an Event of Default described in Section 4.1(d), the Revolving Credit Commitment and Genzyme's commitment to make the Term Loan shall immediately terminate and all Loans, accrued interest and other amounts payable hereunder shall be immediately due and payable, all without any demand or notices of any kind. Thereafter, Genzyme may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding; and Genzyme may




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offset and apply toward the payment of such amounts or part thereof any
Indebtedness of it to GTC.


                             ARTICLE 5. DEFINITIONS

         5.1. CERTAIN DEFINED TERMS. As used herein, the following terms shall have the following meanings (all terms defined in this Section 5.1 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and visa versa.

         "AGREEMENT" has the meaning assigned to such term in the introductory paragraph of this Agreement.

         "BANK" has the meaning assigned to such term in Section 1.13.

         "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which commercial banks in Boston, Massachusetts are authorized or required by law to remain closed.

         "COLLATERAL DOCUMENTS" has the meaning assigned to such term in Section 1.14.

         "CONSOLIDATED EBITDA" shall mean, for any period, the sum, for GTC, of the following: (a) Consolidated Operating Income for such period (excluding any amounts deducted for Unfunded R&D and reported by GTC to Genzyme on the certificate required to be delivered by Section 3.1) PLUS (b) depreciation and amortization, but only to the extent deducted in determining Consolidated Operating Income for such period.

         "CONSOLIDATED NET INCOME" shall mean, for any period, net income (or loss) for GTC and its Subsidiaries (determined in accordance with GAAP); provided, however, that Consolidated Net Income shall not include amounts included in computing net income (or loss) in respect of (a) the write-up of assets (other than marketable investments) after December 31, 1996 and (b) extraordinary and non-recurring gains or losses.

         "CONSOLIDATED OPERATING INCOME" shall mean, for any period, the Consolidated Net Income of GTC for such period; provided, however, that, to the extent the following items have been included in determining Consolidated Net Income, they shall NOT be considered in computing Consolidated Operating Income: provision for income taxes, interest expense, equity in the operating results of unconsolidated Subsidiaries and other affiliates and non-operating, non-cash items including, but not limited to, write-off of acquired technology or acquired, in-process research and development which, in accordance with GAAP, must be charged to income.

         "CONVERSION PRICE" has the meaning assigned to such term in Section 1.7(a).

         "CONVERSION SHARES" has the meaning assigned to such term in Section 2.2(d).

         "CREDIT AGREEMENT" has the meaning assigned to such term in Section
3.1.

         "DEFAULT" means an event or act which with the giving of notice or the passage of time, or both, would become an Event of Default.

         "DISPOSITION" means any sale, assignment, transfer or other disposition of any property (whether now owned or hereafter acquired) by GTC or any of its Subsidiaries to any other Person excluding (a) the granting of Liens to Genzyme,
(b) any sale, assignment, transfer or other disposition of (i) any property sold or disposed of in the ordinary course of business and on ordinary business terms, (ii) any property no longer used or useful in the business of GTC and
(iii) any collateral under and as defined in the Collateral Documents pursuant to an exercise of remedies of the Guarantor thereunder and (c) any licensing of intellectual property of the Borrower in the ordinary course of business.

         "DISPOSITION INVESTMENT" means, with respect to any Disposition, any promissory notes or other evidences of indebtedness or investments received by GTC or any of its Subsidiaries in connection with such Disposition.

         "EQUITY ISSUANCE" means any issuance or sale of equity securities by a Credit Party to any Person other than (i) an Affiliate of such Credit Party or
(ii) the Guarantor; EXCLUDING the issuance or sale of equity securities under an employee benefit plan approved by the stockholders of such Credit Party.

         "EXCHANGE ACT" has the meaning assigned to such term in Section 2.1(e).

         "EVENT OF DEFAULT" has the meaning assigned to such term in Section
4.1.

         "FORCE MAJEURE" has the meaning assigned to such term in Section 6.11.

         "GAAP" means generally accepted accounting principles applied on a basis consistent with those that, in accordance with the last sentence of
Section 5.2(a), are to be used in making the calculations for purposes of determining compliance with this Agreement.

         "GENZYME" has the meaning assigned to such term in the introductory paragraph of this Agreement.

         "GTC" has the meaning assigned to such term in the introductory paragraph of this Agreement.

         "GTC COMMON STOCK" has the meaning assigned to such term in Section 1.7(a).

         "INDEBTEDNESS" means, in respect of any Person, all obligations, contingent and otherwise, that in accordance with GAAP should be classified as liabilities, including without limitation (i) all debt obligations, (ii) all liabilities secured by Liens, (iii) all guarantees and (iv) all liabilities in respect of bankers' acceptances or letters of credit.

         "INTEREST RATE" means, for all Loans outstanding, the lesser (where applicable) of respective interest rates indicated below for the periods set forth below:

                  PERIOD                          INTEREST RATES
                  ------                          --------------

From the date hereof to
         and including April 1, 1999               8.0% or Prime Rate

From April 2, 1999 to
         and including April 1, 2000               8.5% or Prime Rate PLUS 0.5%

From April 2, 2000 to
         and including April 1, 2001               9.0% or Prime Rate PLUS 1.0%

From April 2, 2001 to
         and including April 1, 2002               9.5% or Prime Rate PLUS 1.5%

From April 2, 2002 to and
         including the Term Loan Maturity Date    10.0% or Prime Rate PLUS 2.0%,

but, in any event, not in excess of the maximum amount permitted by law.

         "LIENS" means any encumbrance, mortgage, pledge, hypothecation, charge restriction or other security interest of any kind securing any obligation of any Person.

         "LOANS" has the meaning assigned to such term in Section 1.8.

         "NET CASH PAYMENTS" means,

                  (a) with respect to Equity Issuance, the aggregate amount of all cash proceeds received by GTC or any of its Subsidiaries therefrom less all legal, accounting, underwriting and similar fees and expenses incurred in connection therewith.

                  (b) with respect to any Disposition, the aggregate amount of all cash payments received by GTC or any of its Subsidiaries directly or indirectly in connection with such Disposition, whether at the time of such Disposition or after such Disposition under deferred payment arrangements or investments entered into or received in connection with such Disposition (including, without limitation, Disposition Investments); provided that

                           (i) Net Cash Payments shall be net of (I) the amount of any legal, accounting, title, transfer and recording tax expenses, commissions and other fees and expenses payable by GTC or any of its Subsidiaries in connection with such Disposition and (II) any Federal, state and local income or other taxes estimated to be payable by GTC or any of its Subsidiaries as a result of such Disposition net of any available tax credits and carryforwards, but only to the extent that such estimated taxes are in fact paid to the relevant Federal, state or local governmental authority within 12 months of the date of receipt of cash payments relating to such Disposition; and

                           (ii) Net Cash Payments shall be net of any repayments by GTC or any its of Subsidiaries of Indebtedness to the extent that (I) the holder of such Indebtedness requires repayment of such Indebtedness or (II) the transferee of (or holder of a Lien on) such property requires that such Indebtedness be repaid as a condition to the purchase of such property.

         "NOTES" means the Revolving Credit Note and the Term Note.

         "PAYMENT DATE" means the last Business Day of March, June, September and December in each year, the first of which shall be the first such day after the date of this Agreement.

         "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

         "POST-DEFAULT RATE" means, a rate per annum equal to the applicable Interest Rate PLUS 4%

         "PRIME RATE" means for any day the rate from time to time equal to the highest rate of interest reported in The Wall Street Journal as the prime rate or in the event that such publication is not available such other or similar rate selected by Genzyme representing the prime rate charged by major banking institutions.

         "PRIOR AGREEMENT" has the meaning assigned to such term in Recital A of this Agreement.

         "REVOLVING CREDIT AVAILABILITY PERIOD" means the period from and including the date hereof to the Revolving Credit Maturity Date.

         "REVOLVING CREDIT COMMITMENT" means $6,300,000 as such commitment may be reduced from time to time pursuant to Sections 1.5 and 1.11.

         "REVOLVING CREDIT LOANS" has the meaning assigned to such term in
Section 1.1.

         "REVOLVING CREDIT MATURITY DATE" means the last Business Day in March 2000.

         "REVOLVING CREDIT NOTE" has the meaning assigned to such term in
Section 1.2.

         "SUBSIDIARY" means, with respect to any Person (the "PARENT") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. References herein to "SUBSIDIARIES" shall, unless the context requires otherwise, be deemed to be references to Subsidiaries of the Borrower.

         "SECURITIES ACT" has the meaning assigned to such term in Section
2.2(f).

         "TRADING DAY" means any day on which GTC Common Stock is traded for any period on the NASDAQ National Market or on the principal securities exchange or market on which the GTC Common Stock is then traded.

         "TERM LOAN" has the meaning assigned to such term in Section 1.8(a).

         "TERM LOAN MATURITY DATE" means the last Business Day in March 2003.

         "TERM NOTE" has the meaning assigned to such term in Section 1.8(b).

         "UNFUNDED R&D" means, for any period, (a) the amount of expenses for research and development costs for such period MINUS (b) revenues earned for such period attributable to contracts for the performance of research and development.

         5.2.     ACCOUNTING TERMS AND DETERMINATIONS.

         (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to Genzyme hereunder shall (unless otherwise disclosed to Genzyme in writing at the time of delivery thereof in the manner described in subsection (b) below) be prepared, in accordance with GAAP applied on a basis consistent with those used in the preparation of the latest annual or quarterly financial statements furnished to the Lender hereunder (which, prior to the delivery of the first annual or quarterly financial statements under Section 3.1 hereof, shall mean the audited financial statements as at December 31, 1996).

         (b) To enable the ready and consistent determination of compliance with the covenants set forth in Article 5, GTC will not change its fiscal year.

         5.3. SECTION REFERENCES. References to particular sections are references to sections of this Agreement unless otherwise indicated.


                            ARTICLE 6. MISCELLANEOUS

         6.1. REPLACEMENT OF PRIOR AGREEMENT. Upon the execution and delivery of this Agreement, Article 1 (except Sections 1.10 and 1.11) of the Prior Agreement shall be superseded and replaced by the terms of this Agreement and the remainder of the Prior Agreement shall remain in full force and effect.

         6.2. EXPENSES. GTC shall pay all costs and expenses incurred by Genzyme in connection with the preparation, execution, administration and enforcement of this Agreement and the Notes, including reasonable attorneys' fees.

         6.3. NOTICES. All notices, requests and other communications to GTC or Genzyme hereunder shall be in writing (including telecopy or similar electronic transmissions), shall refer specifically to this Agreement and shall be personally delivered or sent by telecopy or other electronic facsimile transmission (with conformation of receipt and a hard copy sent by mail), by the next business day service of a nationally recognized overnight courier or by registered mail or certified mail, return receipt requested, postage prepaid, in each case to the respective address specified below (or to such address as may be specified in writing to the other party hereto in accordance with this
Section 6.3):

         To GTC:

                  Genzyme Transgenics Corporation
                  One Mountain Road
                  Framingham, MA 01701
                  Attention:  President
                  Facsimile (508) 370-3797

         To Genzyme:

                  Genzyme Corporation
                  One Kendall Square
                  Cambridge, MA 02139
                  Attention:  Chief Legal Officer
                  Facsimile (617) 252-7553

         Any notice or communication given in conformity with this Section 6.3 shall be deemed to be effective when received by the addressee, if delivered by hand or facsimile, the next Business Day after mailing, if mailed via an overnight courier, and seven (7) days after mailing, if sent by registered or certified mail.

         6.4. ENTIRE AGREEMENT. This Agreement, together with any agreements referenced herein, constitutes, on and as of the date hereof, the entire agreement of GTC and Genzyme with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, between GTC and Genzyme with respect to such subject matter are hereby superseded in their entirety.

         6.5. NO IMPLIED WAIVERS; RIGHTS CUMULATIVE. No failure on the part of GTC or Genzyme to exercise and no delay in exercising any right, power, remedy or privilege under this Agreement, or provided by statute or at law or in equity or otherwise, including, without limitation, the right or power to terminate this Agreement, shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

         6.6. AMENDMENTS. No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent to any departure by GTC or Genzyme therefrom, shall in any event be effective unless the same shall be in writing specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by the party against whom enforcement of such amendment is sought, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by the party against whom enforcement of such variation, contradiction or explanation is sought.

         6.7. SUCCESSORS AND ASSIGNS. The terms and provisions of this Agreement shall inure to the benefit of, and be binding upon, GTC, Genzyme and their respective successors and assigns. Neither GTC nor Genzyme may assign or transfer any of the respective rights or interests, nor delegate any of their respective obligations, hereunder, without prior written consent from the other party, except that either party may fully assign its rights and interests and delegate its obligations hereunder (a) to an affiliate if such affiliate assumes all of the obligations of such party hereunder in writing and this Agreement remains binding upon the assigning party or (b) to any entity which acquires all or substantially all of the assets of the assigning party or which is the surviving entity in a merger or consolidation with such party, if such entity assumes all of the obligations of such party hereunder in writing.

         6.8. SURVIVAL. All covenants, agreements, representations and warranties made by GTC herein, and in any certificates or other instruments delivered in connection with or pursuant to this Agreement, shall be considered to have been relied upon by Genzyme and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Genzyme may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect so long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and so long as the Revolving Credit Commitment has not expired or terminated.

         6.9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

         6.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.10.

         6.11. FORCE MAJEURE. GTC and Genzyme shall each be excused for any failure or delay in performing any of its respective obligations under this Agreement, if such failure or delay is caused by Force Majeure. For purposes of this Agreement, "FORCE MAJEURE" shall mean any act of God, accident, explosion, fire, storm, earthquake, flood, drought, peril of the sea, riot, embargo, war or foreign, federal, state or municipal order of general application, seizure, requisition or allocation, any failure or delay of transportation, shortage of or inability to obtain supplies, equipment, fuel or labor or any other circumstances or events beyond the reasonable control of the party relying upon such circumstances or events.

         6.12. FURTHER ASSURANCES. Each of GTC and Genzyme agrees to duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including, without limitation, the execution of such additional assignments, agreements, documents and instruments, that may be necessary or as the other party hereto may at any time and from time to time reasonably request in connection with this Agreement or to carry out more effectually the provisions and purposes of, or to better assure and confirm unto such other party its rights and remedies under, this Agreement.

         6.13. SEVERABILITY. If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the fullest extent permitted by law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, GTC and Genzyme hereby waive any provision of law that would render any provision hereof prohibited or unenforceable in any respect.

         6.14. HEADINGS. Headings used herein are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement.

         6.15. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as an instrument under seal in their respective corporate names by their respective authorized representatives as of the date first set forth above.


                                GENZYME TRANSGENICS CORPORATION



                                By: /s/ John B. Green
                                    John B. Green
                                    Vice President and Chief Financial Officer


                                GENZYME CORPORATION



                                By: /s/ Evan Lebson
                                    Evan Lebson
                                    Treasurer

                                                                       EXHIBIT A
                                                                       ---------

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THE ACT AND SUCH LAWS OR (1) REGISTRATION UNDER APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED AND (2) AN OPINION OF COUNSEL SATISFACTORY TO THE BORROWER IS FURNISHED TO THE BORROWER TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.


             AMENDED AND RESTATED CONVERTIBLE REVOLVING CREDIT NOTE


$6,300,000                                                     December 28, 1998
                                                        Cambridge, Massachusetts

         FOR VALUE RECEIVED, Genzyme Transgenics Corporation, a Massachusetts corporation (the "BORROWER"), hereby unconditionally promises to pay to the order of Genzyme Corporation (the "LENDER"), at the place and times provided in that certain Second Amended and Restated Convertible Debt Agreement dated of even date herewith (as amended from time to time, the "AGREEMENT") between the Borrower and the Lender, the principal sum of

                   SIX MILLION THREE HUNDRED THOUSAND DOLLARS
                                  ($6,300,000)

or such lesser amount as may be then outstanding hereunder, in lawful money of the United States of America, as provided in the Agreement, and in immediately available funds, and to pay interest on the unpaid principal balance hereof from time to time outstanding, in like money, for the period commencing on the date hereof until paid in full, at the Interest Rate on the dates provided in the Agreement. Each change in the Interest Rate based upon the Prime Rate shall take effect simultaneously with the corresponding change in such Prime Rate. All amounts outstanding which are not paid when due and during the period when any Event of Default shall have occurred and be continuing for a period of 30 or more days, the principal of all Loans hereunder shall bear interest, after as well as before judgment, at the Post-Default Rate.

         This Amended and Restated Convertible Revolving Credit Note is subordinated to certain indebtedness of the Borrower to Fleet National Bank (the "BANK") as set forth in a Guaranty dated as of the date hereof made by the Lender in favor of the Bank.

         This Amended and Restated Convertible Revolving Credit Note is the "Revolving Credit Note" referred to in the Agreement, and is entitled to the benefits of and its subject to the provisions of the Agreement but neither this reference to the Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the undersigned maker of this Amended and Restated Convertible Revolving Credit Note to pay the principal of and interest on this Amended and Restated Convertible Revolving Credit Note as herein provided. All capitalized terms used herein and not specifically defined shall have the meanings given to them in the Agreement.

         Each Loan made by the Lender pursuant to the Agreement and all payments made on account of principal and interest shall be recorded by the Lender in its records and prior to any transfer hereof, endorsed on the grid schedule attached hereto. The Borrower acknowledges that, notwithstanding the state of the grid schedule hereto, the Lender's records with respect to Loans and payments made hereunder shall constitute, in the absence of manifest error, presumptive evidence of the Borrower's indebtedness from time to time under the Agreement and hereunder.

         Subject to the terms of the Agreement, the outstanding principal and interest payable hereunder shall be convertible into shares of Common Stock, $.01 par value per share, of the Borrower at the Conversion Price set forth in
Section 1.7 thereof.

         This Amended and Restated Convertible Revolving Credit Note may be prepaid at any time without penalty or fee as provided in the Agreement.

         Upon the occurrence of an Event of Default specified in Section 4.1 of the Agreement, the holder hereof may declare the entire outstanding indebtedness evidenced by this Amended and Restated Convertible Revolving Credit Note, with interest accrued thereon, to be immediately due and payable as provided in the Agreement.

         PRESENTMENT, DEMAND, PROTEST AND NOTICE OF DISHONOR AND NON-PAYMENT ARE HEREBY WAIVED BY THE UNDERSIGNED.

         This Amended and Restated Convertible Revolving Credit Note shall be governed by the laws of the Commonwealth of Massachusetts and shall have the effect of an instrument under seal.


                                      GENZYME TRANSGENICS CORPORATION


                                      By
                                         ---------------------------------------
                                         John B. Green
                                         Vice President and
                                         Chief Financial Officer

                                  GRID SCHEDULE
                             TO AMENDED AND RESTATED
                        CONVERTIBLE REVOLVING CREDIT NOTE



                            Dated: December __, 1998






    Date of         Amount      Amount of      Amount of   Outstanding  Notation
Advance/Payment   of Advance Principal Paid  Interest Paid   Credit      Made By

                                                                       EXHIBIT B
                                                                       ---------

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THE ACT AND SUCH LAWS OR (1) REGISTRATION UNDER APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED AND (2) AN OPINION OF COUNSEL SATISFACTORY TO THE BORROWER IS FURNISHED TO THE BORROWER TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.

                              CONVERTIBLE TERM NOTE


$[__________]                                                     March 31, 2000
                                                        Cambridge, Massachusetts


         FOR VALUE RECEIVED, Genzyme Transgenics Corporation, a Massachusetts corporation (the "BORROWER"), hereby unconditionally promises to pay to the order of Genzyme Corporation (the "LENDER") at the place and times provided in that certain Second Amended and Restated Convertible Debt Agreement dated as of December __, 1998 (as amended from time to time, the "AGREEMENT"), between the Borrower and the Lender, the principal sum of

    [________________________________________________] DOLLARS ($__________)

or, if less, the aggregate unpaid principal amount of the Term Loan made by the Lender to the Borrower pursuant to the Agreement, in lawful money of the United States of America, as provided in the Agreement, and in immediately available funds, and to pay interest on the unpaid principal balance hereof from time to time outstanding, in like money, for the period commencing on the date hereof until paid in full, at the Interest Rate on the dates provided in the Agreement. Each change in the Interest Rate based upon the Prime Rate shall take effect simultaneously with the corresponding change in such Prime Rate. Principal on this Convertible Term Note shall be payable quarterly in arrears in 12 consecutive quarterly installments consisting of 11 equal consecutive quarterly installments of principal in an amount sufficient to fully amortize the original principal amount of the Term Loan in quarterly payments over a seven-year period, beginning on June 30, 2000, and payable on each Payment Date thereafter, PLUS one final installment on March 31, 2003 which shall include all unpaid principal, unpaid and accrued interest and any and all other amounts due and payable hereunder and under the Agreement, and together with interest thereon from the date hereof payable at the Interest Rate in arrears on each Payment Date. All amounts outstanding which are not paid when due and during the period when any Event of Default shall have occurred and be continuing for a period of 30 or more days, the principal of all Loans hereunder shall bear interest, after as well as before judgment, at the Post-Default Rate.

         This Convertible Term Note is subordinated to certain indebtedness of the Borrower to Fleet National Bank (the "BANK") as set forth in a Guaranty dated as of December __, 1998 made by the Lender in favor of the Bank.

         This Convertible Term Note is the "Term Note" referred to in the Agreement, and is entitled to the benefits of and its subject to the provisions of the Agreement but neither this reference to the Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the undersigned maker of this Convertible Term Note to pay the principal of and interest on this Convertible Term Note as herein provided. All capitalized terms used herein and not specifically defined shall have the meanings given to them in the Agreement.

         All payments made on account of principal and interest shall be recorded by the Lender in its records. The Borrower acknowledges that the Lender's records with respect to payments made hereunder shall constitute, in the absence of manifest error, presumptive evidence of the Borrower's indebtedness from time to time under the Agreement and hereunder.

         Subject to the terms of the Agreement, the outstanding principal and interest payable hereunder shall be convertible into shares of Common Stock, $.01 par value per share, of the Borrower at the Conversion Price set forth in
Section 1.7 thereof.

         This Convertible Term Note may be prepaid at any time without penalty or fee as provided in the Agreement.

         Upon the occurrence of an Event of Default specified in Section 4.1 of the Agreement, the holder hereof may declare the entire outstanding indebtedness evidenced by this Convertible Term Note, with interest accrued thereon, to be immediately due and payable as provided in the Agreement.

         PRESENTMENT, DEMAND, PROTEST AND NOTICE OF DISHONOR AND NON-PAYMENT ARE HEREBY WAIVED BY THE UNDERSIGNED.

         This Convertible Term Note shall be governed by the laws of the Commonwealth of Massachusetts and shall have the effect of an instrument under seal.




                                   GENZYME TRANSGENICS CORPORATION


                                   By
                                      ------------------------------------------
                                      John B. Green
                                      Vice President and Chief Financial Officer